ASSIGNMENT

Agreement entered into by and between TRIG Capital Partners, LLC, a California Limited Liability Company (“Assignor”) and Staffing 360 Solutions, Inc., a Nevada corporation (“Assignee”) as of this 21st day of February, 2012

WHEREAS, Assignor entered into an employment agreement with Alan B. Hartley, a Massachusetts resident, dated December 15, 2011 (the “Agreement”) set forth as Exhibit A attached hereto;

WHEREAS, the Assignor desires to assign the Agreement to the Assignee;

THEREFORE, for good and valuable consideration received, Assignor hereby unconditionally and irrevocably assigns, grants and transfers all rights, title, interest and obligation in, to and under the Agreement to Assignee:

The Assignor hereby warrants and represents that the Assignor possesses full right and authority to enter into this Agreement and to transfer the aforementioned rights, title, interest and obligation.

The Assignor warrants and represents that the aforementioned rights, title, interest and benefits are free from all liens, encumbrances, or adverse claims.

The Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and to their successors, assigns and personal representatives.

Signed as of this 21th day of February, 2012.

Assignor:	TRIG Capital Partners, LLC

By: ___________________________
Authorized Signature

Assignee:	Staffing 360 Solutions, Inc.

By: __________________________
Authorized Signature